EXHIBIT 5.1
                                Gerald Einhorn
                                Attorney at Law
                         268 West 400 South, Suite 300
                          Salt Lake City, Utah 84101
                           Telephone (801) 575-8073
                           Facsimile (801) 575-8092


December 14, 2001


TEQ-1 Corporation
8542 South Coachman Way
West Jordan, Utah 84088

Re:  Registration Statement on Form SB-2
     Under the Securities Act of 1933

Gentlemen:

In my capacity as counsel to TEQ-1 Corporation, a Nevada corporation (the "Company"), I have been asked to render this opinion in connection with a Registration Statement on Form SB-2 being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering 869,500 shares of common stock, par value $0.001 per share, of the Company ("Common Stock") that are presently issued and outstanding (the "Shares"). All of the Shares have been included in the Registration Statement for the account of the persons identified therein as the Selling Security Holders.

In that connection, I have examined and/or discussed with informed Company representatives the Articles of Incorporation and the By-Laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Shares and such other instruments and documents as I have deemed relevant under the circumstances.

In making the aforesaid examinations, I have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to me as original or photostatic copies. I have also assumed that the corporate records furnished to me by the Company include all corporate proceedings taken by the Company to date.

Based upon and subject to the foregoing, I am of the opinion that:

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada.

     (2) The Shares have been duly and validly authorized and issued and are fully paid and non-assessable.


                                      E-1

I hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

Sincerely,

 /S/ GERALD EINHORN
Gerald Einhorn
Admitted to Practice in New York State


                                      E-2